Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF GP NATURAL RESOURCE PARTNERS LLC

PURSUANT TO 18 U.S.C. § 1350

In connection with the accompanying report on Form 10-Q for the quarter ended September 30, 2026 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher J. Zolas, Chief Financial Officer of GP Natural Resource Partners LLC, the general partner of the general partner of Natural Resource Partners L.P. (the “Company”), hereby certify, to my knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Christopher J. Zolas
Christopher J. Zolas
Chief Financial Officer

Date:	November 4, 2026